                                                                     EXHIBIT 2.2

                              AGREEMENT TO PURCHASE

                          LIMITED PARTNERSHIP INTEREST


     THIS AGREEMENT TO PURCHASE LIMITED PARTNERSHIP INTEREST (this "Agreement") effective as of June 27, 2003 (the "Effective Date"), is entered into by and among Heller Financial, Inc. (the "Seller") and Monro Muffler Brake, Inc. (the "Buyer").

     WHEREAS, the Seller is the owner of one hundred percent (100%) of the limited partnership interest in Brazos Automotive Properties, L.P. (the "Limited Partnership");

     WHEREAS, the Seller desires to sell and the Buyer desires to buy one hundred percent (100%) of the Seller's limited partnership interest (the "Limited Partnership Interest") in the Limited Partnership;

     WHEREAS, the Seller and the Buyer have each agreed to the sale and purchase of the Limited Partnership Interest, subject to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the undersigned parties agree as follows:

     Section 1. Defined Terms. All capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings set forth in that certain First Amended and Restated Agreement of Limited Partnership of Brazos Automotive Properties, L.P., dated as of September 15, 1998 (the "Partnership Agreement"), by and among Brazos Automotive Properties Management, Inc., a Delaware corporation, as general partner (the "General Partner") and the Seller, as sole limited partner.

     Section 2. Purchase and Sale.

          (a) Subject to the terms and conditions of this Agreement, the Seller hereby transfers and conveys the Limited Partnership Interest to the Buyer free and clear of all liens, claims, and encumbrances arising through Seller.

     Section 3. Purchase Price. Upon the terms and subject to the conditions contained in this Agreement, in consideration for the sale, assignment, transfer, and delivery of the Limited Partnership Interest, the Buyer agrees to pay Eight Hundred Seventy-Eight Thousand Three Hundred Sixty-Eight Dollars and 76/100 ($878,368.76) to Seller (the "Purchase Price"). The Purchase Price shall be paid to Seller on the date hereof in immediately available funds by wire transfer to the bank account of Seller as set forth below:

         Bank:                      Deutsche Bank
                                    One Bankers Trust Plaza
                                    New York, New York
         ABA No.:                   021-001-033
         Account Name:              GE Capital, Stamford, Connecticut
         Account No.:               50-202-962
         Reference:                 Brazos Automotive Properties

     Section 4. Representations and Warranties of the Seller. The Seller hereby represents, warrants, and covenants as follows:

          (a) Ownership. The Seller is the owner, both equitably and legally, of the Limited Partnership Interest which it is offering to sell to the Buyer pursuant to this Agreement, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions or other obligations of any kind or character arising through Seller.

          (b) Legal Capacity and Authority. The Seller has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement and any and all documents executed in connection with this Agreement (the "Transaction Documents"), and no approvals or consents of any persons are necessary in connection therewith that have not been obtained.

          (c) Due Organization; Good Standing and Power. The Seller is duly organized, validly existing, and in good standing under the laws of the state of its organization. The execution, delivery and performance of this Agreement and the Transaction Documents, as applicable, by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on its part and in accordance with Applicable Law. No other action is necessary for the authorization, execution, delivery, and performance by the Seller of this Agreement and the Transaction Documents and the consummation by the Seller of the transactions contemplated hereby and thereby.

          (d) Validity of Agreement. This Agreement and the Transaction Documents have been duly executed and delivered by the Seller and constitute a legal, valid, and binding obligation of it, enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights generally and by general equity principles. Upon consummation of the transactions contemplated hereby, the Buyer will acquire the Limited Partnership Interest clear of all liens, claims, and encumbrances arising through Seller, other than those that may arise by virtue of any actions taken by or on behalf of the Buyer.

          (e) No Approvals or Notices Required; No Conflict with Instruments. The execution, delivery, and performance of this Agreement and the Transaction Documents by the Seller and the consummation by them of the transactions contemplated hereby will not violate (with or without the giving of notice or the lapse of time or both) or require any consent, approval, filing, or notice under any provision of any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any governmental entity to which a specified person or property is subject ("Applicable Law"). To the best of Seller's knowledge, the Limited Partnership Interest is transferable and assignable to the Buyer as contemplated by this Agreement without the waiver of any right of first refusal or the consent of any party other than the Seller and the General Partner being obtained, and, to the best of Seller's knowledge, there exists no preferential right of purchase in favor of any person with respect of any of the Limited Partnership Interest.


     Section 5. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants that:

          (a) Legal Capacity and Authority. The Buyer has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement and the Transaction Documents, and no approvals or consent of any person are necessary in connection therewith.

          (b) Due Organization; Good Standing and Power. The Buyer is duly organized, validly existing, and in good standing under the laws of the state of its organization. The execution, delivery and performance of this Agreement and the Transactional Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on its part. No other corporate action is necessary for the authorization, execution, delivery, and performance by the Buyer of this Agreement and the Transactional Documents and the consummation by the Buyer of the transactions contemplated hereby.

          (c) Validity of Agreement. This Agreement and the Transactional Documents have been duly executed and delivered by the Buyer and constitute a legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights generally and by general equity principles.

          (d) No Approvals or Notices Required; No Conflict with Instruments. The execution, delivery, and performance of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of any law, rule or regulation, court order, judgment or decree applicable to the Buyer; and (ii) will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Buyer, under, the bylaws of the Buyer or any material agreement to which the Buyer is a party or by which the Buyer or any of its assets or properties is bound.

     Section 6. General Provisions.

          (a) Survival of Representations and Warranties. The representations, warranties and agreements of the Parties contained herein shall survive the execution of this Agreement and shall continue to remain in full force and effect.

          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          (c) Binding. This Agreement shall inure to the benefit of and be binding upon the Parties, their respective successors, administrators, representatives, heirs and assigns.

          (d) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (e) Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or understandings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both Parties hereto.

                   [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                     SELLER:

                                     HELLER FINANCIAL, INC.

                                     By: /s/ Joseph B. Williams
                                         ------------------------------
                                     Name:  Joseph B. Williams
                                     Title: Vice President


                                     BUYER:

                                     MONRO MUFFLER BRAKE, INC.

                                     By: /s/ Catherine D'Amico
                                         ------------------------------
                                     Name:  Catherine D'Amico
                                     Title: CFO

                                     AGREED AND ACCEPTED:

                                     BRAZOS AUTOMOTIVE
                                     PROPERTIES MANAGEMENT, INC.

                                     By: /s/ Gregory C. Greene
                                         ------------------------------
                                     Name:  Gregory C. Greene
                                     Title: President
                                     Date:  June 27, 2003